                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date:  September 8, 1998

                            MUTUAL MANAGEMENT CORP.

                            By: /s/ Christina T. Sydor
                               ------------------------------------
                               Name: Christina T. Sydor
                               Title:  Secretary


                            SALOMON SMITH BARNEY INC.

                            By: /s/ Howard M. Darmstadter
                               ------------------------------------
                               Name: Howard M. Darmstadter
                               Title: Assistant Secretary


                            SALOMON BROTHERS HOLDING COMPANY INC


                            By: /s/ Stephanie B. Mudick
                               ------------------------------------
                               Name: Stephanie B. Mudick
                               Title: Assistant Secretary


                            SALOMON SMITH BARNEY HOLDINGS INC.

                            By: /s/ Howard M. Darmstadter
                               ------------------------------------
                               Name: Howard M. Darmstadter
                               Title: Assistant Secretary


                            TRAVELERS GROUP INC.

                            By: /s/ Stephanie B. Mudick
                               ------------------------------------
                               Name: Stephanie B. Mudick
                               Title: Assistant Secretary